Exhibit 99.1

Vanda Pharmaceuticals Reports Second Quarter 2018 Financial Results

•	Total net product sales were $47.4 million in the second quarter of 2018
•	Hetlioz® net product sales grew to $28.0 million in the second quarter of 2018
•	Fanapt® net product sales grew to $19.3 million in the second quarter of 2018
•	Vanda reiterates 2018 net product sales guidance of $180 million to $200 million

WASHINGTON – August 1, 2018 – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced financial and operational results for the second quarter ended June 30, 2018.

“We are excited with the year to date HETLIOZ sales performance, which demonstrates continued strength, and our HETLIOZ life cycle management program, which positions the product well for additional future growth,” said Mihael H. Polymeropoulos, M.D., Vanda’s President and CEO. “We are focused on our upcoming clinical milestones from the tradipitant gastroparesis study and the HETLIOZ Smith-Magenis Syndrome study.”

Key Highlights:

•	Total net product sales from HETLIOZ® and Fanapt® were $47.4 million during the second quarter of 2018, a 9% increase compared to $43.6 million in the first quarter of 2018 and a 13% increase compared to $42.1 million in the second quarter of 2017.

HETLIOZ® (tasimelteon)

•	HETLIOZ® net product sales were $28.0 million in the second quarter of 2018, a 10% increase compared to $25.4 million in the first quarter of 2018 and a 25% increase compared to $22.5 million in the second quarter of 2017.

Fanapt® (iloperidone)

•	Fanapt® net product sales were $19.3 million in the second quarter of 2018, a 6% increase compared to $18.2 million in the first quarter of 2018 and a 1% decrease compared to $19.5 million in the second quarter of 2017.

Research and Development

HETLIOZ®

•	Results from the JET study, a 3-night transatlantic Phase II study of the effects of tasimelteon on jet lag disorder showed effectiveness in treating travelers who flew from the US to the UK. Vanda expects to submit a supplemental New Drug Application to the U.S. Food and Drug Administration for HETLIOZ® for the treatment of jet lag disorder by the end of 2018.
•	Enrollment in the Smith-Magenis Syndrome clinical study is ongoing. Results are expected by the end of 2018.

Tradipitant

•	In June 2018, Vanda initiated EPIONE, a Phase III study of tradipitant for chronic pruritus in atopic dermatitis.

•	A tradipitant clinical study for the treatment of gastroparesis is ongoing. Results are expected by the end of 2018.

VTR-297 (histone deacetylase (HDAC) inhibitor)

•	A VTR-297 Phase I study (1101) in patients with hematologic malignancies is expected to begin by the end of 2018.

Cash, cash equivalents and marketable securities (Cash) were $231.2 million as of June 30, 2018. During the second quarter of 2018, Cash decreased by $17.6 million and included a $25.0 million milestone payment based on cumulative HETLIOZ® net product sales.

Non-GAAP Financial Results

For the second quarter of 2018, Non-GAAP net income was $7.7 million, or $0.15 per share, compared to Non-GAAP net income of $1.6 million, or $0.03 per share, for the second quarter of 2017.

Vanda provides Non-GAAP financial information, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information.”

2018 Financial Guidance

Vanda reiterates its prior 2018 net product sales guidance and provides an update to Non-GAAP Operating Expenses and Year-End 2018 Cash guidance and expects to achieve the following financial objectives in 2018:

Full Year 2018 Financial Objectives	Full Year 2018 Guidance

Combined net product sales from both HETLIOZ® and Fanapt®	$180 to $200 million

HETLIOZ® net product sales	$108 to $118 million

Fanapt® net product sales	$72 to $82 million

Non-GAAP Operating expenses, excluding Cost of goods sold(1)	$153 to $163 million as compared to prior guidance of $163 to $173 million

Intangible asset amortization	$1.7 million

Stock-based compensation	$11 to $15 million

Year-end 2018 Cash	$225 to $235 million as compared to prior guidance of $215 to $225 million

(1) Non-GAAP Operating expenses, excludes Cost of goods sold, intangible asset amortization and stock-based compensation.

Conference Call

Vanda has scheduled a conference call for today, Wednesday, August 1, 2018, at 4:30 PM ET. During the call, Vanda’s management will discuss the second quarter 2018 financial results and other corporate activities. Investors can call 1-800-708-4539 (domestic) or 1-847-619-6396 (international) and use passcode 47289344. A replay of the call will be available on Wednesday, August 1, 2018, beginning at 7:00 PM ET and will be accessible until Wednesday, August 8, 2018, at 11:59 PM ET. The replay call-in number is 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The passcode number is 47289344.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

Non-GAAP Financial Information

Vanda believes that the Non-GAAP financial information provided in this press release can assist investors in understanding and assessing the ongoing economics of Vanda’s business and reflect how it manages the business internally and sets operational goals. Vanda’s “Non-GAAP Selling, general and administrative expenses” and “Non-GAAP Research and development expenses” exclude stock-based compensation. Vanda’s “Non-GAAP Net income (loss),” “Non-GAAP Net income (loss) per share” and “Non-GAAP Operating expenses excluding Cost of goods sold” exclude stock-based compensation and intangible asset amortization.

Vanda believes that excluding the impact of these items better reflects the recurring economic characteristics of its business, as well as Vanda’s use of financial resources and its long-term performance.

This press release includes a projection of 2018 Non-GAAP Operating expenses, excluding Cost of goods sold, a forward-looking Non-GAAP financial measure under the heading “2018 Financial Guidance.” This Non-GAAP financial measure is determined by excluding cost of goods sold, stock-based compensation and intangible asset amortization. Vanda is unable to reconcile this Non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.

These Non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate these measures in an identical manner and, therefore, they are not necessarily an accurate measure of comparison between companies.

The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Vanda’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these Non-GAAP financial measures. In order to compensate for these limitations, Vanda presents its Non-GAAP financial guidance in connection with its GAAP guidance. Investors are encouraged to review the reconciliation of our Non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Vanda Pharmaceuticals Inc.

Vanda is a global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the guidance provided under “2018 Financial Guidance” above, are “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its ability to continue to grow its business in the U.S. through the HETLIOZ® to Psychiatrists Initiative, among other means, Vanda’s ability to complete the clinical development and obtain regulatory approval of tradipitant for the treatment of chronic pruritus in atopic dermatitis and the treatment of gastroparesis, Vanda’s ability to successfully commercialize HETLIOZ® in Europe and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and quarterly report on Form 10-Q for the quarter ended March 31, 2018, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Vanda’s quarterly report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the SEC in the third quarter of 2018. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2018	June 30 2017	June 30 2018	June 30 2017
Revenues:
HETLIOZ® product sales, net	$28,045	$22,507	$53,468	$42,689
Fanapt® product sales, net	19,305	19,549	37,474	36,782

Total revenues	47,350	42,056	90,942	79,471

Operating expenses:
Cost of goods sold excluding amortization	5,213	4,529	9,773	8,532
Research and development	9,866	7,648	19,282	18,215
Selling, general and administrative	27,960	31,371	54,782	61,668
Intangible asset amortization	398	432	750	886

Total operating expenses	43,437	43,980	84,587	89,301

Income (loss) from operations	3,913	(1,924)	6,355	(9,830)
Other income	788	397	1,410	677

Income (loss) before income taxes	4,701	(1,527)	7,765	(9,153)
Provision for income taxes	90	7	88	26

Net income (loss)	$4,611	$(1,534)	$7,677	$(9,179)

Net income (loss) per share, basic	$0.09	$(0.03)	$0.16	$(0.21)
Net income (loss) per share, diluted	$0.09	$(0.03)	$0.15	$(0.21)

Weighted average shares outstanding, basic	52,172,982	44,718,597	49,270,829	44,559,368
Weighted average shares outstanding, diluted	53,945,640	44,718,597	51,101,464	44,559,368

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30 2018 (1)	December 31 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$60,891	$33,627
Marketable securities	170,325	109,786
Accounts receivable, net	24,855	17,601
Inventory	1,193	840
Prepaid expenses and other current assets	11,838	8,003

Total current assets	269,102	169,857

Property and equipment, net	4,800	5,306
Intangible assets, net	25,319	26,069
Non-current inventory and other	3,705	4,193

Total assets	$302,926	$205,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,562	$20,335
Product revenue allowances	26,319	23,028
Milestone obligations under license agreements	2,000	27,000

Total current liabilities	46,881	70,363

Other non-current liabilities	4,774	3,675

Total liabilities	51,655	74,038

Stockholders’ equity:
Common stock	52	45
Additional paid-in capital	604,889	492,802
Accumulated other comprehensive income (loss)	79	(34)
Accumulated deficit	(353,749)	(361,426)

Total stockholders’ equity	251,271	131,387

Total liabilities and stockholders’ equity	$302,926	$205,425

(1)	With the adoption of Accounting Standards Codification Subtopic 606, Revenue from Contracts with Customers, on January 1, 2018, provision for product returns is included in product revenue allowances and other non-current liabilities in the current year. Provision for product returns is included in accounts receivable, net in the prior year. Please refer to footnote 2 in the quarterly report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the SEC in the third quarter of 2018, for more information.

VANDA PHARMACEUTICALS INC.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2018	2017	2018	2017
Net income (loss)	$4,611	$(1,534)	$7,677	$(9,179)
Adjustments:
Stock-based compensation	2,721	2,656	5,872	4,912
Intangible asset amortization	398	432	750	886

Non-GAAP Net income (loss)	$7,730	$1,554	$14,299	$(3,381)

Non-GAAP Net income (loss) per share, basic	$0.15	$0.03	$0.29	$(0.08)
Non-GAAP Net income (loss) per share, diluted	$0.14	$0.03	$0.28	$(0.08)

Weighted average shares outstanding, basic	52,172,982	44,718,597	49,270,829	44,559,368
Weighted average shares outstanding, diluted	53,945,640	44,718,597	51,101,464	44,559,368

Operating expenses	$43,437	$43,980	$84,587	$89,301
Adjustments:
Cost of goods sold excluding amortization	(5,213)	(4,529)	(9,773)	(8,532)
Stock-based compensation	(2,721)	(2,656)	(5,872)	(4,912)
Intangible asset amortization	(398)	(432)	(750)	(886)

Non-GAAP Operating expenses excluding Cost of goods sold	$35,105	$36,363	$68,192	$74,971

Research and development	$9,866	$7,648	$19,282	$18,215
Adjustment:
Stock-based compensation	(316)	(285)	(637)	(694)

Non-GAAP Research and development	$9,550	$7,363	$18,645	$17,521

Selling, general and administrative	$27,960	$31,371	$54,782	$61,668
Adjustment:
Stock-based compensation	(2,405)	(2,371)	(5,235)	(4,218)

Non-GAAP Selling, general and administrative	$25,555	$29,000	$49,547	$57,450

COMPANY CONTACT:

Jim Kelly

Executive Vice President & Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

SOURCE Vanda Pharmaceuticals Inc.